SECURITIES  AND  EXCHANGE  COMMISSION


               WASHINGTON,  D.C.  20549


                      FORM  8-K
                   CURRENT  REPORT




     Pursuant  to  Section  13  or  15(d)  of  the
     Securities  and  Exchange  Act  of  1934





                         March  26,  2002
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     Date  of  Report  (Date  of  earliest  event  reported)


                   First  Alliance  Corporation
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          (Exact  name  of  Registrant  as  specified  in  its  charter)

     Kentucky                 33-67312         61-1242009
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 (State  or other           (Commission    (IRS  employer
jurisdiction incorporation)  file  no.)    identification  no.)


    2285  Executive  Drive,  Suite  308,  Lexington,  Kentucky  40505
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     (Address  of  principal  executive  offices,  including  zip  code)


                         (859)  299-7656
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     (Registrant's  telephone  number,  including  area  code)


                         Not  Applicable
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     (Former  name  or  former  address,  if  changed  since  last  report)




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ITEM  5.  OTHER  EVENTS


     Registrant's affiliate, Mid-American Alliance Corporation, a Missouri corporation ("Mid-American") has requested the Registrant to loan it the sum of $2.5 million (the "Affiliate Loan") to be secured by a first security interest in, among other things, all of the capital stock of Mid-American's wholly-owned subsidiary, Mid America Century Life Insurance Company, a Missouri corporation. Mid-American proposes to make a similar loan to its wholly-owned subsidiary, Mid American Associates Agency, Inc. to refinance existing debt related to the acquisition of insurance agencies. The Registrant is willing to make the Affiliate Loan if Registrant is able to borrow a like amount from a non-affiliated lender under acceptable terms.

     On March 26, 2002, the Board of Directors of the Registrant authorized the Registrant to search for a lender willing to loan $2.5 million to the Registrant (the "Registrant Loan") secured by a first security interest in, among other things, all of the capital stock of Registrant's wholly-owned subsidiary, First Alliance Insurance Company, a Kentucky corporation. Fifth Third Bank of Lexington, Kentucky has agreed to make the loan, however, final terms and conditions have yet to be agreed upon.

     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FIRST  ALLIANCE  CORPORATION

                                /s/Michael  N.  Fink
                              ---------------------------
                             By: Michael  N.  Fink
                                 President  and  Chief
                                 Executive  Officer

Dated:  April  5,  2002








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